Exhibit 99.2

CB Pharma Acquisition Corp. Announces Closing of Initial Public Offering

BURLINGTON, MA, December 18, 2014 -- CB Pharma Acquisition Corp. (CNLMU) ("CB Pharma" or the "Company"), a Cayman Islands exempted company formed as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities, announces the closing of its December 12, 2014 initial public offering of 4,000,000 units at $10.00 per unit. The total gross proceeds to CB Pharma Acquisition Corp. from this offering are approximately $40 million before deducting the underwriting discount and other estimated offering expenses payable by CB Pharma.

Each unit consists of one ordinary share, one right to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination, and one redeemable warrant to purchase one-half of one ordinary share at a price of $11.50 per full share, subject to adjustment, commencing on the later of the completion of an initial business combination and December 12, 2015.

EarlyBirdCapital, Inc. acted as the sole book-running manager for the offering. Aegis Capital Corp. and I-Bankers Securities acted as co-managers.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $40,900,000 (or $10.225 per share sold in the public offering) was placed in trust. An audited balance sheet of the Company as of December 17, 2014 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as Exhibit 99.1 to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The initial public offering is being made only by means of a prospectus. Copies of the prospectus may be obtained by contacting EarlyBirdCapital, Inc., Attention: Prospectus Department, 366 Madison Avenue, 8th Floor, New York, New York 10017, Attn: Aimee Bloch, (212) 661-0200.

A registration statement relating to CB Pharma’s securities has been filed with, and declared effective by, the Securities and Exchange Commission on December 12, 2014. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CB Pharma Acquisition Corp.

CB Pharma is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The Company's efforts to identify target businesses will not be limited to a particular industry or geographic region, though it intends to initially focus its search on businesses in North America, Europe, South America, and/or Asia operating in the specialty pharma and generic drug industries. This could include acquiring the rights to a drug approved by the United States Food and Drug Administration or other "branded" pharmaceutical products or a company holding such rights.

Forward-Looking Statements

This press release includes "forward-looking statements" that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect CB Pharma management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of CB Pharma's prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, CB Pharma disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contact:

CB Pharma Acquisition Corp.

Lindsay A. Rosenwald, M.D.

Co-Chairman of the Board and Chief Executive Officer

781-652-4500